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                                                                     Exhibit 8.2



                                                   CDP draft (3) - 23 March 2004


[-] March, 2004

Shanda Interactive Entertainment Limited                   DIRECT LINE: 28429522
1 Intelligent Office Building                              E-MAIL:      bywlee@cdp.bm
No. 690 Bibo Road                                          OUR REF:     BL/al/M#708955/D#163826
Zhangjiang                                                 YOUR REF:
Micro-Electronics Harbour
Pudong, New Area
Shanghai 201203, China


Dear Sirs,

SHANDA INTERACTIVE ENTERTAINMENT LIMITED (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with an initial public offering of certain ordinary shares in the Company (the "Shares") as described in the prospectus (the "Prospectus") contained in the Company's registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the "Registration Statement" which term does not include any exhibits thereto).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i) the Registration Statement to be filed by the Company under the United States Securities Act of 1933 (the "Securities Act") with the United States Securities and Exchange Commission (the "commission") on [-], 2004; and

(ii) a draft of the prospectus (the "Prospectus") contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) a copy of an undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 9 December 2003, and (3) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.


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                                                                     (CD&P LOGO)
Shanda Interactive Entertainment Limited
[-] February, 2004
Page 2



We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us, (iii) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;
(iv) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission; and (v) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that the statements relating to certain Cayman Islands tax matters set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations - Taxation" and "Taxation - Cayman islands Taxation" in the Prospectus are true and accurate based on current law and practice at the date of this letter, and nothing has been omitted from such statements which would make the same misleading in any material respect.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement of which the Prospectus is a part, and the reference to us under the captions "Taxation", "Enforcement of Civil Liabilities" and "Validity of the Securities" in the Prospectus contained in the Registration Statement. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under section 7 of the United States Securities Act of 1933.

Yours faithfully,



CONYERS DILL & PEARMAN, CAYMAN